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                                   Exhibit 24
                                   ----------

                                POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints W. J. Sanders III and Marvin D. Burkett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign registration statements pursuant to the Securities Act of 1933 relating to the registration of shares of Common Stock of Advanced Micro Devices, Inc. (the "Corporation") to be offered to employees of the Corporation pursuant to the Corporation's 1992 Stock Incentive Plan, and to sign any and all amendments, (including post-effective amendments) to such registration statements, and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                     Title                         Date
- ---------                     -----                         ----

/s/ W. J. Sanders III    Chairman of the Board         June 5, 1994
- -----------------------  and Chief Executive Officer
W. J. Sanders III        (Principal Executive Officer)


/s/ Anthony B. Holbrook  Vice Chairman of the Board    June 5, 1994
- -----------------------  and Chief Technical Officer
Anthony B. Holbrook


/s/ Richard Previte      Director, President and       June 5, 1994
- -----------------------  Chief Operating Officer
Richard Previte


/s/ Charles M. Blalack   Director                      June 4, 1994
- ----------------------
Charles M. Blalack


/s/ R. Gene Brown        Director                      June 5, 1994
- ----------------------
R. Gene Brown


/s/ Joe L. Roby          Director                      June 5, 1994
- ----------------------
Joe L. Roby


/s/ Leonard Silverman    Director                      June 13, 1994
- ----------------------
Leonard Silverman


/s/ Friedrich Baur       Director                      June 6, 1994
- ----------------------
Friedrich Baur

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